SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) December 28, 2000


                                CTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                           Indiana 1-4639 35-0225010
            (State or other jurisdiction (Commission) (IRS Employer
               of Incorporation) File Number) Identification No.)

               905 West Boulevard North, Elkhart, Indiana 46514
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:  219-293-7511


                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)



CL:  8-K-12-28-00 RGC

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ITEM 5.  Other Events.

On December 15, 2000, the Board of Directors of the Company authorized and directed management to determine an appropriate time frame within which to amend the Rights Agreement, dated as of August 28, 1998 (the "Rights Agreement"), between the Company and State Street Bank and Trust Company (the "Rights Agent"), in order to delete the provisions that state that redemption of the rights, amendment to the Rights Agreement and certain other actions, if taken in the one-year period following the time that (a) any person or group acquired 15% or more of the Company's Common Stock or (b) certain changes in the majority of the Company's Board of Directors, required the concurrence of a majority of those directors (i) that were members of the Company's Board of Directors before the adoption of the Rights Agreement (or directors who were nominated or approved by such persons) and (ii) who are not affiliated with, or representatives of, a holder of 15% or more of the Common Stock. On December 27, 2000, management determined the outside date for such action to be the date of the Company's Annual Meeting of Shareholders in 2002.

ITEM 7.  Financial Statements and Exhibits.

             (a)  Financial Statements of Business Acquired:  N/A

             (b)  Pro Forma Financial Information:  None

                  Exhibits:  None





CL:  8-K-12-28-00 RGC

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 CTS CORPORATION



                                 By: /S/ Richard G. Cutter, III
                                     Name:  Richard G. Cutter, III
                                     Title: Vice President General
                                            Counsel and Assistant Secretary

Dated:  December 28, 2000




CL:  8-K-12-28-00 RGC


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